UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2012

GOLDEN CENTURY RESOURCES LIMITED
(Exact name of registrant as specified in its charter)

Delaware	000-52842	98-0466250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 1200, 1000 N. West Street, Wilmington, Delaware 19801
 (Address of principal executive offices)

(302) 295-4937
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01     Entry into a Material Definitive Agreement
Item 2.01     Completion of Acquisition or Disposition of Assets

On July 16, 2012 we entered into a share purchase agreement (the “Share Purchase Agreement”) with Jin Xin Copper Holding Limited (“Jin Xin”) and Ng Hoi Fung (“NG,”) the sole shareholder of the common shares of Jin Xin (the “Common Shares.”)  Pursuant to the Agreement, we purchased 10,000 Common Shares from NG for an aggregate purchase price of $1,471,075 and acquired a 20% ownership in Jin Xin (the “First Tranche.”)  The aggregate purchase price of $1,471,075 was previously paid by our company to Jin Xin through a series of refundable deposits.

The Share Purchase Agreement modifies and represents a partial closing of the Letter of Intent dated August 12, 2009 (the “Letter of Intent”) and the Letter of Agreement dated December 19, 2009 (the “Letter of Agreement”) between our company and JinXin.

In addition to the details of the purchase and sale of the 10,000 Common Shares, the Share Purchase Agreement states that the parties intend to complete a second tranche of this transaction whereby our company will acquire an additional amount of Jin Xin Common Shares from NG (the “Second Tranche.”)  Upon completion of the Second Tranche, we intend to hold at least a majority of the issued and outstanding shares of Jin Xin.  The purchase price and the exact number of Common Shares to be obtained by us in the Second Tranche will be determined at a later date and agreed to in a separate agreement between the parties.

Our current intention to obtain only a majority of the Jin Xin Common Shares represents a change from our original plan pursuant to the Letter of Intent and the Letter of Agreement to acquire all issued and outstanding Jin Xin Common Shares.  Management believes that a majority interest in Jin Xin is more than sufficient for our plan to engage in the exploration and development of Yang Tan.  Management further believes that it is in the best interest of the company to proceed on this basis.

The aggregate purchase price of $1,471,075 has already been paid by our company to Jin Xin through a series of deposits pursuant to the Letter of Intent and Letter of Agreement.  On August 15, 2009, we paid $500,000 to JinXin.  On December 18, 2009, we paid an additional deposit of $500,000. During fiscal 2011 we made further deposits totalling $471,075 to JinXin (together, the “Deposits.”)  As set out in the Letter of Intent and Letter of Agreement, all Deposits were to be used by Jin Xin only for expenses related to obtaining permits from the government of China for the exploration and development of Yang Tan (the “Permits.”)

Although management’s intention had been to complete the acquisition of the Jin Xin Common Shares at an earlier date, our company and Jin Xin believed that it was better to wait to complete the acquisition until Jin Xin had accomplished the following:

1.	obtain all required permits from the government of China for the exploration and development of Yang Tan;
2.	engage qualified engineers for the completion of geological reports on Yang Tan; and,
3.	begin discussions with consultants for investor relations and the future financial needs of Yang Tan.

Since August 2009, we have been working with Jin Xin to complete the items listed above and meeting with geologists and consultants regarding the geological information, the recommended work program and the future of the Yang Tan mine.  Our management has made several site visits to the mine and had numerous meetings in China with the management of Jin Xin to work out all of the details and make plans for every stage of the acquisition, compilation of the relevant geological information and commencement of the recommended work program.

On the date of this report, the Permits have been acquired, the qualified engineers have been engaged by Jin Xin, the geological reports are in progress and discussions have begun with investor relations and financial consultants.

Pursuant to the Share Purchase Agreement, Jin Xin is required to provide us with the relevant geological reports on Yang Tan prior to our determination of the number of Jin Xin Common Shares we will obtain in the Second Tranche and how much we will pay for them.  To determine these amounts, the parties have agreed to use the valuation procedure set out in the Share Purchase Agreement.  The parties have agreed to the following:

(a)
they will use their best efforts to agree on a value for the ownership of the Common Shares to be acquired by the Purchaser in the First and Second Tranche (the “Value”), using (i) valuation information contained in geological reports relating to Yang Tan and (ii) current market factors as the bases for the negotiations;

(b)
once the Value is determined, the parties will subtract the Purchase Price from the Value and the difference (the “Difference”) will be used to determine the consideration to be paid by our company to NG for the Second Tranche Common Shares;

(c)
if the Difference is a negative number, then that amount multiplied by negative 1 (-1) will represent the amount of the purchase price paid in excess of the Value (the “Excess.”)  The Excess, if any, will be returned to our company by the Jin Xin and the Selling Shareholder; and,

(d)
in the event that no valuation report is received or the parties do not execute a second share purchase agreement determining the Additional Amount and Second Purchase Price by January 1, 2013, then Jin Xin and NG will return the purchase price, including the $1,471,075  already paid by our company.

Pursuant to the Share Purchase Agreement, each of Jin Xin and NG are liable, jointly and severally, for the return of the purchase price to us if required pursuant to the above paragraphs (c) and (d) above.

The Permits have now been obtained and the First Tranche completed.  We expect that the completed geological information will soon be available and intend to close the Second Tranche soon after that.  Consultants have been contacted and, although no agreements with them currently exist, we expect that in the near future we and/or Jin Xin will enter into agreements for investor relations and future financings through debt or the sale of equity for the continued exploration and development of Yang Tan.

About Jin Xin

JinXin is a British Virgin Island company that owns 85% of Nanjiang Long Du Mining Industrial Limited Corporation (“Long Du”). Long Du is incorporated in Sichuan Province in the People’s Republic of China and owns a prospecting permit of the Yang Tan Gold Mine (“Yang Tan.”)

Now that we have part ownership of Jin Xin, we are fully engaged in the business of gold exploration and development.

Item 1.02     Termination of a Material Definitive Agreement.

Management has reviewed our medical supply business segment and has determined that it is in the best interests of the company to terminate our license with Colo-Majic Liners, Inc. (“Colo-Majic.”)  Our license with Colo-Majic would have expired on April 21, 2015 or as otherwise terminated pursuant to the License Agreement but we have not been able to secure sufficient orders for the product and this business segment has not been profitable for us.  Management has determined that our company will no longer be involved in the business the manufacture and sale of medical supplies and be wholly engaged in the business of mining exploration and development.  On July 16, 2012, we sent a letter to Colo-Majic terminating the License Agreement pursuant to its terms.  There are no financial or other legal obligations to our company upon terminating the License Agreement.

Item 9.01     Financial Statements and Exhibits

10.1	Share Purchase Agreement dated July 16, 2012 with Jin Xin and NG.*

10.2	Letter of Intent dated August 12, 2009 between our Company and JinXin Copper Holding Limited (attached as an exhibit to our Form 8-K filed on August 12, 2009)

10.3	Letter Agreement dated December 18, 2009 between our Company and JinXin Copper Holding Limited (attached as an exhibit to our Form 8-K filed on December 23, 2009)

10.4	Letter of termination to Colo Majic, dated July 16, 2012*

10.5	Licensing Agreement dated September 28, 2006 between our Company and Colo-Majic Liners, Inc. (attached as an exhibit to our Registration Statement on Form SB-2 filed on December 22, 2006)

10.6	Amended Licensing Agreement dated January 15, 2007 between our Company and Colo-Majic Liners, Inc. (attached as an exhibit to our Form 8-K filed on January 18, 2007)

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2012		GOLDEN CENTURY RESOURCES LIMITED

	By:	/s/ David Cheng Lee
David Cheng Lee
President